EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
MAY 22, 2007		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
DECLARES SECOND QUARTER DIVIDEND

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GMS-PFBI) a $550 million community bank holding company with five bank subsidiaries announced today that it will pay a second quarter cash dividend of $0.10 per share on its common stock. At its regularly scheduled May 16, 2007 meeting, the board of directors declared a $0.10 per share dividend to common shareholders of record on June 15, 2007. The cash dividend will be paid to shareholders on June 29, 2007, the last business day of the quarter.
Premier’s annual shareholders’ meeting is scheduled for June 20, 2007 and proxy materials were mailed to shareholders on or around May 17, 2007.

Certain Statements contained in this news release, including without limitation statements including the word “believes,” “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.